Exhibit 10.5

SECOND LEASE AMENDMENT

THIS SECOND LEASE AMENDMENT (the “Amendment”) is executed this 5th day of October, 2005 and effective as of the 1st day of October, 2005  by and between DUGAN FINANCING LLC, a Delaware limited liability company (“Landlord”), and GAIAM, INC., a Colorado corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Duke-Weeks Realty Limited Partnership, as predecessor in interest to Landlord, and Tenant entered into a certain lease dated December 16, 1999, as amended April 12, 2000 (collectively, the “Lease”), whereby Tenant leases from Landlord certain premises consisting of approximately 208,120 square feet of space (the “Leased Premises”) in a building commonly known as World Park at Union Centre, Building No. 8, located at 9107 Meridian Way, Cincinnati, Ohio 45069; and

WHEREAS, Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.             Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.             Extension of Lease Term.  The Lease Term is hereby extended through
September 30, 2008.

3.             Amendment of Section 1.01.  Basic Lease Provisions and Definitions.  Commencing October 1, 2005, Section 1.01 of the Lease is hereby amended by deleting subsections D, E, F, H and M and substituting the following in lieu thereof:

“D.          Minimum Annual Rent:

October 1, 2005 - September 30, 2006	$613,953.96
October 1, 2006 - September 30, 2007	$628,522.44
October 1, 2007 - September 30, 2008	$645,171.96;

E.             Monthly Rental Installments:

October 1, 2005 - September 30, 2006	$51,162.83 per month
October 1, 2006 - September 30, 2007	$52,376.87 per month
October 1, 2007 - September 30, 2008	$53,764.33 per month;

F.             Landlord’s Share of Expenses:  $0.00;

H.            Lease Term:  extended through September 30, 2008;

M.           Address for payments and notices as follows:

Landlord:	Dugan Financing LLC
c/o Duke Realty Services Limited Partnership
Attn.: Senior Property Manager
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242

With a copy to:	Dugan Financing LLC
c/o Duke Realty Services Limited Partnership
Attn: Jeff Behm
600 East 96th Street, Suite 100
Indianapolis, IN 46240

With payments to:	Dugan Financing LLC
75 Remittance Drive, Suite 1128
Chicago, IL 60675-1128

Tenant:	Gaiam, Inc.
Attn.: Mark Lipien
360 Interlochen Boulevard, Suite 300
Broomfield, CO 80021

With a Copy to:	Gaiam, Inc.
9107 Meridian Way
Cincinnati, OH 45069;”

4.             Amendment of Section 2.02.  Construction of Tenant Improvements.  Section 2.02 of the Lease is hereby amended by substituting Exhibit B-2, attached hereto and incorporated herein by reference, in lieu of Exhibit B-1 attached to the Lease.  Landlord shall ensure that the improvements set forth in Exhibit B-2 shall be made in accordance with all applicable laws, regulations and building codes.  Landlord shall use commercially reasonable speed and diligence to timely complete such improvements.

5.             Amendment of Section 3.02.  Additional Rent.

(a)           Commencing October 1, 2005, the first sentence of Section 3.02 of the Lease is hereby deleted and the following is substituted in lieu thereof:

“In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as “Additional Rent,” Tenant’s Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively “Common Area Charges”).”

(b)           Commencing October 1, 2005, the portion of the second sentence of Section 3.02 of the Lease that reads “management fees not to exceed four percent (4%) of gross rent for the Building” is hereby deleted and the following is substituted in lieu thereof:  “management fees not to exceed three percent (3%) of gross rent for the Building”.

6.             Amendment of Article 4.  Security Deposit.  The last two sentences of Article 4 of the Lease are hereby deleted in their entirety and shall be of no further force or effect.

7.             Amendment of Section 9.02.  Tenant’s Insurance.  Section 9.02 of the Lease is hereby amended to require in lieu of the limits of the policy stated in subparagraph (B) thereof the following:  Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage:  Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

8.             Amendment of Section 16.13.  Option to Extend.  Section 16.13 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

9.             Amendment of Section 16.14.  Right of First Refusal.  Section 16.14 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

10.           Amendment of Article 16.  Article 16 of the Lease is hereby amended by adding the following additional sections:

“Section 16.15.  Financial Statements.  During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent certified and audited financial statements prepared as of the end of Tenant’s most recent fiscal year.  Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.  Notwithstanding the foregoing, if (i) the named tenant, Gaiam, Inc., is Tenant, (ii) Tenant’s financial statements are publicly available, and (iii) such statements comply with the provisions hereinabove, then Landlord shall not request Tenant’s financial statements from Tenant.

Section 16.16.  ERISA Matters.

(a)           Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”), and with respect to which Morgan Guaranty Trust Company of New York (“MGT”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

(b)           Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) are referenced on Exhibit E (collectively, the “Existing 10% Plan”).

(c)           Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true:  (1) Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) (each, a “Party in Interest”) with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that:

(A)          neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either:  (i) appoint or terminate MGT as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with MGT, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

(B)           neither Tenant nor any entity controlling, or controlled by Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in J.P. Morgan Chase & Co.

(d)           In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within ten (10) days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subsection (c) of this Section with respect to such prospective 10% Plan.  Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under the Lease, one of the statements set forth in subsection (c) will be true with respect to such 10% Plan.

Section 16.17.  Option to Extend.

(a)           Grant and Exercise of Option.  Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptably to Landlord, and (iii) Tenant originally named herein [or its Permitted Transferee] remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of three (3) years (the “Extension Term”).  The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”).  Tenant shall exercise such option by delivering to Landlord, no later than six (6) months prior to the expiration of the current Lease Term, written notice of Tenant’s desire to extend the Lease Term.  Tenant’s failure to properly exercise such option shall be deemed a waiver of such option.  If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term.  Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof.  If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)           Rent Adjustment.  The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term.  The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.”

11.           Acknowledgment of Completion of Improvements.  Tenant hereby acknowledges that the improvements designated as Landlord’s obligations in Exhibit B-1 of the Lease have been completed in a satisfactory manner.

12.           Brokerage Commissions.  The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Amendment are Duke Realty Services Limited Partnership, representing Landlord, and Colliers Turley Martin Tucker, representing Tenant.  Each party shall indemnify the other party from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

13.           Tenant’s Representations and Warranties.  The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant.  Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

14.           Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

15.           Definitions.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

16.           Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUGAN FINANCING LLC,
a Delaware limited liability company

By:	Dugan Realty, L.L.C., its sole member

	By:	Duke Realty Limited Partnership,
its manager

		By:	Duke Realty Corporation,
its general partner

By:
Kevin T. Rogus
Senior Vice President

TENANT:

GAIAM, INC., a Colorado corporation

By:

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